UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 3, 2009

The Tirex Corporation
(Exact name of registrant as specified in its charter)

Delaware	33-17598-NY	22-2824362
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1771 Post Road East Westport, CT 06880
(Mailing Address)

(203) 292-6922
Registrant’s telephone number, including area code

PO Box 1000, Stratford, CT 06614
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03     Issuance of ten (10) million Series A Preferred Shares

The Board of Directors, pursuant to its 'Blank Check' powers as povided in the Corporation Certificate of Formation, unanimously directed an increase in the number of Series A Preferred shares from million (5,000,000) to fifteen million (15,000,000) shares. The share preferences and conditions attached to this series of preferred shares were previously determined by the directors, and did not change. These Series A Preferred shares provide voting rights of 100 votes per share and each blank check preferred share will be convertible into five (5) common shares.

The differential ten million(10,000,000) Series A Preferred Shares became issueable on or about April 3, 2009 to directors and an officer of the corporation.

Item 8.01     Other events

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date April 3, 2009

The Tirex Corporation

/s/ John L. Threshie Jr.
John L. Threshie Jr.
President